GLOBAL UTILITY FUND


                                     EXHIBIT
                           AVERAGE ANNUAL TOTAL RETURN
                                   CALCULATION
               n
           P(1+T) = ERV
Where:
       P = hypothetical initial payment of $1,000.
       T = average annual total  return.
       n = number of years
     ERV = ending redeemable value.

                                     One Year ended September 30, 1997
                          ------------------------------------------------------
                           Class A              Class B                 Class C
                           -------              -------                 -------
P           =               $1,000               $1,000                  $1,000
ERV         =               $1,206               $1,210                  $1,250
n           =                  1.0                  1.0                     1.0
T           =                20.57%               20.96%                  24.96%

                                 Five Years ended
                                September 30, 1997
                          ------------------------------
                           Class A              Class B
                           -------              --------
P           =               $1,000               $1,000
ERV         =               $1,808               $1,823
n           =                  5.0                  5.0
T           =                12.58%               12.76%

                              Since Inception Period ended September 30, 1997
                          ------------------------------------------------------
                           Class A               Class B                Class C
                           -------               -------                -------
P           =               $1,000                $1,000                 $1,000
ERV         =               $2,533                $2,199                 $1,527
n           =                  7.7                   6.5                    3.2
T           =                12.83%                12.89%                 14.14%